Exhibit 99.1

TRUSTEE’S FINAL DISTRIBUTION STATEMENT

To the Holders of:

Corporate Backed Trust Certificates, Goldman Sachs Capital I Securities-Backed Series 2004-7

*CUSIP:	21988K834	Class	A-1
	21988KAN7	Class	A-2

In accordance with the Standard Terms for Trust Agreements, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending June 5, 2014.

INTEREST ACCOUNT

Balance as of March 28, 2014		$0.00
Scheduled Income received on securities		$0.00
Unscheduled Income received on securities		$0.00
Interest portion of June 5, 2014 Call Price received June 5, 2014 upon exercise of Call Warrants by certain of the holders thereof		$410,833.17
Contribution from Trustee		$0.00

LESS:
Distribution of interest to Class A-1 Holders on June 5, 2014	-$	329,656.25
Distribution of interest to Class A-2 Holders on June 5, 2014	-$	1,794.92
Distribution to Class A-2 Holders of Amortizing Notional Amount on June 5, 2014	-$	79,382.00
Distribution to Depositor		$0.00
Distribution to Trustee		$0.00
Balance as of June 5, 2014		$0.00

PRINCIPAL ACCOUNT

Balance as of March 28, 2014		$0.00
Scheduled Principal received on securities		$0.00
Principal portion of June 5, 2014 Call Price received June 5, 2014 upon exercise of Call Warrants by certain of the holders thereof		$17,125,000.00

LESS:
Distribution of principal to Class A-1 Holders on June 5, 2014	-$	17,125,000.00
Distribution of $17,125,000 principal amount of underlying securities to certain Call Warrants Holders on June 5, 2014
Balance as of June 5, 2014		$0.00

UNDERLYING SECURITIES HELD AS OF June 5, 2014

Principal Amount	Title of Security
$0	Goldman Sachs Capital I 6.345% Capital Securities due February 15, 2034
*CUSIP: 38143VAA7

U.S. Bank Trust National Association, as Trustee

*	The Trustee shall not be held responsible for the selection or use of the CUSIP numbers nor is any representation made as to its correctness. It is included solely for the convenience of the Holders.